Exhibit 1

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 19

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

Ault Lending, LLC

Purchase of Common Stock	300	$5.6492[1]	09/08/2026
Purchase of Common Stock	3,000	$5.0225	09/22/2026
Purchase of Common Stock	12,034	$5.1086[2]	09/23/2026
Purchase of Common Stock	18,000	$5.5134	09/30/2026

Milton C. Ault III

Purchase of Common Stock	200	$5.15	09/01/2026
Purchase of Common Stock	100	$5.49	09/03/2026
Purchase of Common Stock	700	$5.4214[3]	09/04/2026
Purchase of Common Stock	200	$4.86	09/17/2026
Purchase of Common Stock	100	$5.01	09/18/2026
Purchase of Common Stock	100	$5.0724	09/21/2026
Purchase of Common Stock	300	$4.9805[4]	09/23/2026

1 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $5.6492. The range of purchase prices on the transaction date was $5.50 to $5.8198 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

2 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $5.1086. The range of purchase prices on the transaction date was $5.0797to $5.2508 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

3 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $5.4214. The range of purchase prices on the transaction date was $5.35 to $5.45 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

4 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $4.9805. The range of purchase prices on the transaction date was $4.945 to $5.05 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.